UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 24, 2014
(Date of earliest event reported)	February 18, 2014

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK	74103
(Address of principal executive offices)	(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective February 18, 2014, the Board of Directors of ONE Gas, Inc. (the “Company”) approved and adopted the ONE Gas, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”).

The purpose of the Plan is to improve the Company’s ability to attract and retain non-employee directors who will contribute to the overall success of the Company. The Plan is a non-qualified deferred compensation plan that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Plan provides deferred compensation benefits to directors of the Company who are not officers or present employees of the Company.

Under the Plan, each year, non-employee directors may elect to defer all, part or none of their annual cash retainer fee, annual stock retainer fee and any other director services fees by executing an irrevocable deferred compensation agreement on or before December 31 of the year preceding the calendar year in which the non-employee director elects to defer director compensation. A non-employee director who makes an election to defer his or her director compensation may elect either a cash deferral option or a phantom stock option. The cash deferral option defers the receipt of cash compensation, and interest will accrue at the rate provided by the Plan. Under the phantom stock option, a non-employee director may elect to defer fees that the director has elected to receive in shares of common stock under the Company’s Equity Compensation Plan. The distribution dates for the deferred compensation, which generally include the date of separation from service of the participant or a later date specified in the deferred compensation agreement, and distribution options, including lump sum payments and monthly installments, are set forth in the Plan.

The payment obligations of the Company which arise under the Plan will be unfunded and unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan. The Company shall establish a separate deferred compensation account for each participant and shall credit such account with the deferred director compensation.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	ONE Gas, Inc. Deferred Compensation Plan for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: February 24, 2014	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	ONE Gas, Inc. Deferred Compensation Plan for Non-Employee Directors